Exhibit 99.2


CENDANT CORPORATION TO ISSUE $750 MILLION OF SENIOR NOTES

New York, NY 01-06-2003 -- Cendant Corporation (NYSE: CD) announced today that it plans to issue $750 million of senior notes. Cendant has named JP Morgan and Salomon Smith Barney as joint book-running managers for the transaction. The net proceeds will be used to repay outstanding indebtedness under Cendant''s existing revolving credit facility principally incurred in connection with the Budget acquisition, and for general corporate purposes. The proposed sale to the public is anticipated to commence on or about January 9, 2003.

This press release does not constitute an offer of any securities for sale. A prospectus, when available, can be obtained from sales representatives of JP Morgan and Salomon Smith Barney.

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 90,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries.

Statements about future results made in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance.

Media Contact:
Elliot Bloom
212-413-1832

Investor Contacts:
Sam Levenson
212-413-1834

Henry A. Diamond
212-413-1920